Exhibit 8.1

The particulars of the Company’s subsidiaries as at December 31, 2011 are set forth below:

		Attributable equity interests
Name of company	Jurisdiction	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (“PRC”)	—	76.4%
Guangxi Yulin Yuchai Accessories Manufacturing Company Limited	PRC	—	74.2%
Yuchai Express Guarantee Co. Ltd	PRC	—	76.4%
Guangxi Yuchai Machinery Monopoly Development Co., Ltd	PRC	—	54.9%
Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Nanchang Yuchai Marketing Company Limited	PRC	—	54.9%
Xiamen Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Xiamen Yuchai Diesel Engines Co., Ltd.	PRC	—	76.4%
Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Changchun Yuchai Marketing Company Limited	PRC	—	54.9%
Nanjing Yuchai Marketing Company Limited	PRC	—	54.9%
Xian Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Hefei Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%

Jinan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Chongqing Yuchai Machinery Monopoly Company Limited	PRC	—	43.9%*
Wuhan Yuchai Marketing Company Limited	PRC	—	54.9%
Kunming Yuchai Marketing Company Limited	PRC	—	54.9%
Guangxi Yuchai Crankshaft Co., Ltd. (now known as Guangxi Yuchai Anda Gear Company Limited)	PRC	—	55.7%
Guangxi Yulin Chi Jia Cars Spare Parts Company Limited	PRC	—	74.2%
Guangxi Yulin Hotel Company Limited	PRC	—	76.4%
Guangzhou Tongju Commerce And Trade Company Limited	PRC	—	28.0%*
Hunan Yuchai Machinery Industry Company Limited	PRC	—	28.0%*
Jining Yuchai Engine Company Limited	PRC	—	39.7%*
Shanghai Yuchai Jidian Marketing Company Limited	PRC	—	54.9%
Shenyang Yuchai Marketing Company Limited	PRC	—	32.9%
Lanzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Beijing Jingdu Yuchai Trade Company Limited	PRC	—	54.9%
Baotou Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guiyang Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Zhengzhou Yuchai Marketing Company Limited	PRC	—	54.9%
Hainan Yuchai Marketing Company Limited	PRC	—	54.9%
Harbin Yuchai Marketing Company Limited	PRC	—	54.9%

Sichuan Yuchai Machinery Industry Company Limited	PRC	—	28.8%*
Yunnan Yuchai Machinery Industry Company Limited	PRC	—	32.9%*
Zhejiang Yuchai Sanli Engine Company Limited	PRC	—	39.7%*
Yulin Yuchai Machinery Industry Development Co., Ltd.	PRC	—	54.9%
Guangxi Yulin City Commerce Trading Co., Ltd	PRC	—	76.4%
YACC Investments Limited I	Cayman	—	76.4%
Yuchai/Asimco Components Company Limited	Cayman	—	76.4%
Nanning Yuchai Machinery Monopoly Company Limited	PRC	—	54.9%
Guangxi Yuchai Chijia Automobile Spare Parts Company Limited	PRC		74.2%
Grace Star Services Ltd.	British Virgin Islands (“BVI”)		100.0%
Venture Delta Limited	BVI	—	100.0%
Venture Lewis Limited	Mauritius	—	100.0%
Hong Leong Technology Systems (BVI) Ltd.	BVI	100.0%	—
Cathay Diesel Holdings Ltd.	Cayman Islands	100.0%	—
Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	100.0%	—
Tsang & Ong Nominees (BVI) Ltd.	BVI	100.0%	—
Youngstar Holdings Limited	BVI	100.0%	—
Earnest Assets Limited	BVI	100.0%	—
Constellation Star Holdings Limited	BVI	100.0%	—
HL Global Enterprises Limited	Singapore	—	49.4%#

*	It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.
#	Having regard to the potential voting rights attributable to the preference shares in HLGE, we consider HLGE a subsidiary, as we are able to govern the financial and operating policies of HLGE. As of April 4, 2012, our shareholding interest in HLGE was 48.9%.